Exhibit 2.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of February 2, 2014 is by and among Galmed International Limited, a company incorporated under the laws of Malta (the “Assignor”) and Galmed Research and Development Ltd., a company incorporated under the laws of the state of Israel (the “Assignee”).

WHEREAS, the Assignor is part of a world-wide group of companies which engage in the research, development and commercialization of a novel therapy for the treatment of a certain liver disease, and is also known as the Galmed Group (the “Group”); and

WHEREAS, the Assignor wishes to transfer and assign to the Assignee all of its intellectual property as part of a broader restructuring of the operations of the Group; (the “Restructure”); and

WHEREAS, pursuant to the tax ruling received by the Group from the Israeli Tax Authority (the “ITA Ruling”), the abovementioned and Restructure shall be exempt from tax in Israel, subject to the terms and conditions of the ITA Ruling; and

WHEREAS, the Assignee was incorporated on October 27, 2013 for purposes of receiving and assuming the Assigned Assets (as defined below) Assignor; and

NOW, THEREFORE, in consideration of the foregoing premises and for no other consideration, whether directly or indirectly, the receipt and sufficiency of which is hereby acknowledged:

1.         Assignment and Assumption of Assets. The Assignor hereby assigns transfers and conveys to the Assignee and the Assignee assumes and agrees to honor, perform and discharge promptly when due, the Assumed Assets, as specified in Schedule A hereto.

2.         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Israel without reference to any principles of conflicts of law.

3.         Third-Party Beneficiaries; Successors; Assigns. Nothing in this Assumption Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries. This Assumption Agreement shall be binding upon and inure solely for the benefit of the parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any rights, interests, benefits or remedies of any nature whatsoever under or by reason of this Assumption Agreement.

4.         Counterparts; Headings. This Assumption Agreement may be executed in multiple counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile and Email signatures shall be deemed original signatures. The headings of articles and sections hereof were inserted solely for convenience of reference and shall not affect the interpretation hereof.

IN WITNESS WHEREOF, the parties have caused this Assumption Agreement to be duly executed as of the date first above written.

	Galmed International Limited	Galmed Research and Development Ltd.

By:	/s/ Allen Baharaff	By:	/s/ Allen Baharaff
Name:	Allen Baharaff	Name:	Galmed Pharmaceuticals Ltd. (by Allen Baharaff)
Title:	Director	Title:	Director

SCHEDULE A

Assigned Assets

CONFIDENTIAL

Patent Family Report

File No. :	GILAT/002	Priority : US Prov.	02/Feb/2009

Title :                   METHODS AND COMPOSITIONS FOR TREATING ALZHEIMER'S DISEASE

Abstract :	The present invention relates to methods for treatment, prevention, and inhibition of progression of Alzheimer's disease, Cerebral Amyloid Angiopathy (CAA), and other brain diseases characterized by amyloid plaque deposits, comprising the administration to a subject of a bile acid or bile salt fatty acid conjugate (FABAC).

Country	Application No.	Filing Date	Patent No.\ Pub. No.	Issue Date\ Pub. Date	Status

Europe	10706394.3	01/Feb/2010	2391370	07/Dec/2011	examination
Israel	214340	01/Feb/2010	214340	31/Jan/2013	examination
PCT	PCT/IL2010/000088	01/Feb/2010	WO2010/086864	05/Aug/2010	expired
US Prov.	61/024911	31/Jan/2008			expired
US Prov.-l	61/149100	02/Feb/2009			expired
USA	13/147071	01/Feb/2010	US2012/0157419	21/Jun/2012	filed

19/12/2013

CONFIDENTIAL

Patent Family Report

File No. :	GILAT/003	Priority : Israel	08/Apr/1998

Title :	FATTY ACID DERIVATIVES OF BILE ACIDS AND BILE ACID DERIVATIVES

Abstract :	The present invention relates to bile acid or bile salt fatty acid conjugates (hereinafter called 'BAFAC'), to their use in dissolving cholesterol gallstones in bile, preventing their occurrence or recurrence, to their use in reducing or preventing arteriosclerosis and to methods for the treatment of said diseases. The conjugates are of the formula W - X - G in which G is a bile acid or bile salt radical, W stands for one or two saturated fatty acid radicals and X is either a direct bond or a bonding member between said bile acid or bile salt and the fatty acid(s). The conjugation is advantageously performed at a position selected among the 3, 6, 7, 12 and 24 positions of the bile acid or bile salt nucleus. The fatty acids are preferably saturated fatty acids having (14 - 22) carbon atoms.

Country	Application No.	Filing Date	Patent No.\ Pub. No.	Issue Date\ Pub. Date	Status

Australia	30515/99	25/Mar/1999	742944	02/May/2002	granted
Austria		25/Mar/1999	1071702		granted
Belgium		25/Mar/1999	1071702		granted
Brazil	PI9909908-0	25/Mar/1999			examination
Canada	2325933	25/Mar/1999	2325933	10/Jun/2008	granted
China	99804903.4	25/Mar/1999	ZL99804903.4	07/May/2008	granted
Cyprus		25/Mar/1999	1071702		granted
Czech Republic	PV2000-3625	25/Mar/1999	300824	08/Jul/2009	granted
Denmark		25/Mar/1999	1071702		granted
EURASIA	200000888	25/Mar/1999	003392	24/Apr/2003	granted
Europe	99912026.4	25/Mar/1999	1071702	28/Aug/2002	granted
Finland		25/Mar/1999	1071702		granted
France		25/Mar/1999	1071702		granted
Germany		25/Mar/1999	1071702		granted
Greece		25/Mar/1999	1071702		granted
Hungary	P0101653	25/Mar/1999			allowance
Indonesia	W-20001998	25/Mar/1999	ID0014395	08/0ct/2004	granted
Ireland		25/Mar/1999	1071702		granted
Israel	123998	08/Apr/1998	123998	30/Dec/2004	granted
Italy		25/Mar/1999	1071702		granted
Japan	2000-543488	25/Mar/1999	5031942	06/Jul/2012	granted
Korea	10-2000-7010903	25/Mar/1999	615560	17/Aug/2006	granted
Latvia		25/Mar/1999	1071702		granted
Lithuania		25/Mar/1999	1071702		granted
Luxembourg		25/Mar/1999	1071702		granted
Mexico	PA/a/2000/009863	25/Mar/1999	225070	16/Dec/2004	granted
Monaco		25/Mar/1999	1071702		granted
Netherlands		25/Mar/1999	1071702		granted
New Zealand	507309	25/Mar/1999	507309	06/0ct/2003	granted
Norway	20004998	25/Mar/1999	316875	07/Jun/2004	granted
Poland	P-343360	25/Mar/1999	199271	08/Feb/2008	granted
Portugal		25/Mar/1999	1071702		granted
Romania		25/Mar/1999	1071702		granted
Slovenia		25/Mar/1999	1071702		granted
Spain		25/Mar/1999	1071702		granted
Sweden		25/Mar/1999	1071702		granted
Switzerland		25/Mar/1999	1071702		granted
Turkey	84564	25/Mar/1999	TR 2000 02876	09/Dec/2003	granted
UK		25/Mar/1999	1071702		granted
Ukraine	20000095546	25/Mar/1999	70318	15/0ct/2004	granted
USA	09/693928	25/Mar/1999	6384024	07/May/2002	granted
USA-1	09/675656	25/Mar/1999	6395722	28/May/2002	granted
USA-2	10/078671	25/Mar/1999	6589946	08/Jul/2003	granted

19/12/2013

CONFIDENTIAL

Patent Family Report

File No. :	GILAT/004	Priority : Israel	17/Apr/2001

Title :	USE OF BILE ACID OR BILE SALT FATTY ACID CONJUGATES

Abstract :	The present invention relates to the use of a bile acid or bile salt fatty acid conjugate of general formula II W - X - G in which G is a bile acid or bile salt radical, which, if desired, is conjugated in position 24 with a suitable amino acid, W stands for one or two fatty acid radicals having 14-22 carbon atoms and X stands for a suitable bonding member or for a direct C=C bond between said bile acid or bile salt radical and the fatty acid(s) or of a pharmaceutical composition comprising same for the reduction of Cholesterol in blood, for the treatment of Fatty Liver, Hyperglycemia and Diabetes.

Country	Application No.	Filing Date	Patent No.\ Pub. No.	Issue Date\ Pub. Date	Status

Australia	2002307771	15/Apr/2002	2002307771	16/Feb/2007	granted
Australia-1 Div	2007200191	15/Apr/2002	2007200191	18/Dec/2008	granted
Austria	02761957.6	15/Apr/2002	E365044	20/Jun/2007	granted
Belgium	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Belgium-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
Canada	2444266	15/Apr/2002	2444266	27/Jul/2010	granted
Canada-1 Div	2703688	15/Apr/2002	2703688	31/Jul/2012	granted
China	02808187.0	15/Apr/2002	ZL02808187.0	21/Jun/2006	granted
Cyprus	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Czech Republic	PV 2003-2710	15/Apr/2002	300489	22/Apr/2009	granted
Czech Republic-1 Div	PV 2008-296	15/Apr/2002			filed
Denmark	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Denmark-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
EURASIA	200301017	15/Apr/2002	007565	29/Dec/2006	granted
Europe	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Europe-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	granted
Finland	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Finland-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
France	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
France-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
Germany	02761957.6	15/Apr/2002	60220775-4	20/Jun/2007	granted
Germany-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
Greece	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Greece-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
Hungary	P04 00801	15/Apr/2002			filed
Indonesia	W-00 2003 02033	15/Apr/2002	ID0020054	06/Nov/2007	granted
Indonesia-1 Div	W-00 2007 000430	15/Apr/2002	ID P 0023712	30/Jun/2009	granted
Ireland	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Ireland-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
Israel	142650	17/Apr/2001	142650	04/Sep/2007	granted
Italy	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Italy-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
Japan	2002-580951	15/Apr/2002	4324706	19/Jun/2009	granted

19/12/2013

CONFIDENTIAL

Patent Family Report

Korea	10-2003-7013339	15/Apr/2002	0883080	04/Feb/2009	granted
Luxembourg	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Mexico	PA/a/2003/009553	15/Apr/2002	246214	06/Jun/2007	granted
Mexico-1 Div	MX/a/2007/003451	15/Apr/2002	277418	20/Jul/2010	granted
Monaco	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Netherlands	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Netherlands-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
New Zealand	528868	15/Apr/2002	528868	12/Jan/2006	granted
Norway	20034609	15/Apr/2002	333910	14/0ct/2013	granted
Norway-1	20131219	15/Apr/2002			filed
Poland	P-366585	15/Apr/2002	205057	07/Sep/2010	granted
Poland-1 div	P-387458	27/Feb/2009	211438	03/Nov/2011	granted
Portugal	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Portugal-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
Spain	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Spain-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
Sweden	02761957.6	15/Apr/2002	02761957-6	20/Jun/2007	granted
Sweden-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
Switzerland	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Switzerland-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
Turkey	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
Turkey-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
UK	02761957.6	15/Apr/2002	1379254	20/Jun/2007	granted
UK-1 Div	07002485.6	15/Apr/2002	1790346	03/Jun/2009	validation
Ukraine	2003-109404	15/Apr/2002	78699	23/Apr/2007	granted
USA	10/474032	15/Apr/2002	7501403	10/Mar/2009	granted
USA-1	12/361291	28/Jan/2009	8110564	07/Feb/2012	granted
USA-2	13/366796	06/Feb/2012	US2012/0214872	23/Aug/2012	filed

19/12/2013

CONFIDENTIAL

Patent Family Report

File No. :	GILAT/007

Country	Application No.	Filing Date	Patent No.\ Pub. No.	Issue Date\ Pub. Date	Status

US Prov.	61/911477	04/Dec/2013			filed

19/12/2013

CONFIDENTIAL

Patent Family Report

File No. :	GILAT/008

Country	Application No.	Filing Date	Patent No.\ Pub. No.	Issue Date\ Pub. Date	Status

US Prov.	61/911478	04/Dec/2013			filed

19/12/2013